UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 14, 2008

OASIS ONLINE TECHNOLOGIES CORP

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 E. Falcon Drive, Suite 213
Mesa, AZ 85215
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 634-5840

________________________________________________________
(Former name or former address, if changed since last report.)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2008, Oasis Online Technologies Corp (the "Company") closed on approximately$252,000 in Company common stock subscriptions which includes all of the first tranche and 76% of the second tranche of a larger planned financing by the Company. Oasis Online Technologies Corp, hopes to sell to a limited number of accredited investors an amount of shares of the Company's common stock, par value $.01 per share such that in the aggregate the Company will raise up to One Million Two Hundred Thousand Dollars ($1,200,000).

The first two tranches total $300,000 of which approximately $252,000 was subscribed for, consisting of cash and subscriptions receivable to the Company. Investors in this capital raise entered into Subscription Agreements to purchase an aggregate of 1,760,000 shares of Company common stock, at an average price of $0.143 per share. The investors in this financing executed promissory notes for the amounts of their subscriptions. These promissory notes will be paid on a monthly basis to the Company. Along with the promissory notes, the investors executed pledge agreements pledging the purchased shares as collateral for the promissory notes. Other than the pledge agreements the promissory notes are non-recourse notes.

The Company intends to use the funds raised from the financing for general working capital purposes, including possibly funding research and development efforts and pursuing joint ventures or some form of collaboration with other entities who have interest in our products, technology, product marketing or for any other venture that the Company's managements deems appropriate and in the best interest of the shareholders.

The form of the Subscription Agreement is filed as Exhibit 10.1and the form of the promissory note and pledge agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

The Company has authorized its transfer agent to issue an aggregate of one million seven hundred sixty thousand (1,760,000) shares of its common stock as of November 14, 2008 to those stockholders who entered into Subscriptions Agreements with the Company in connection with this financing which closed on November 14, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	10.1 Form of Subscription Agreement.
10.2	10.2 Form of Promissory Note and Pledge Agreement.
99.1	99.1 Press Release, dated November 20, 2008, announcing the Company's initial closing on $252,000 fundraising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Online Technologies Corp

November 20, 2008	/s/ Erik J. Cooper
Erik J. Cooper Chief Executive Officer